THIRD AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT

This Third Amendment to Restricted Stock Award Agreement (this “Third Amendment”) is made as of March 17, 2008 by and between SUN COMMUNITIES, INC., a Maryland corporation (the “Company”), and JEFFREY P. JORISSEN (“Employee”).

RECITALS:

A.    The Company and Employee entered into that certain Restricted Stock Award Agreement, dated as of May 10, 2004, as amended (the “Award Agreement”), pursuant to which the Company issued Employee 50,000 shares of the Company's Common Stock.

B.           The Company and Employee desire to modify the Award Agreement in accordance with the terms and conditions of this Third Amendment.

NOW, THEREFORE, the parties agree as follows:

1.            All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Award Agreement.

2.            The opening paragraph of the Award Agreement is hereby deleted in its entirety and replaced with the following opening paragraph:

“Sun Communities, Inc., a Maryland corporation (the “Company”), upon the recommendation of the Company's Board of Directors (the “Board”) and pursuant to that certain Amended and Restated 1993 Stock Option Plan adopted by the Company's Board of Directors (the “Plan”) and approved by its shareholders, and in consideration of the services to be rendered to the Company or its subsidiaries by Jeffrey P. Jorissen (“Employee”), hereby grants and issues, as of May 10, 2004 (the “Date of Grant”), to Employee twelve thousand five hundred (12,500) shares of the Company's Common Stock, par value $0.01 per share (the “Shares”), subject to the terms and conditions contained in this Restricted Stock Award Agreement (the “Agreement”) and subject to all the terms and conditions of the Plan, which are incorporated by reference herein. Employee agrees to the provisions set forth herein and in the Plan and acknowledges that each such provision is a material condition of the Company’s agreement to issue the Shares to him. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.”

3.            Section II(a) of the Award Agreement is hereby deleted in its entirety and replaced with the following Section II(a):

“Subject to the restrictions and conditions set forth in the Plan, 12,500 of the Shares (the “Time-Vesting Shares”) shall vest in full on May 10, 2007, provided that Employee is employed by the Company on such date.”

4.            Section II(b) of the Award Agreement is hereby deleted in its entirety and replaced with the following Section II(b):

“Intentionally omitted.”

5.            Section II(d) of the Award Agreement is hereby deleted in its entirety and replaced with the following Section II(d):

“(d)  Notwithstanding anything to the contrary herein, upon the death or Disability of Employee, all unvested Time-Vesting Shares shall immediately become fully vested and not forfeitable. Notwithstanding anything to the contrary herein, upon the occurrence of a Change of Control Event, all unvested Shares shall immediately become fully vested and not forfeitable.”

6.            Section IV of the Award Agreement is hereby deleted in its entirety and replaced with the following Section IV:

“Notwithstanding Section 9.06 of the Plan to the contrary, Employee shall be entitled to all of the rights of a stockholder with respect to the Time-Vesting Shares, including the right to vote such Time-Vesting Shares and to receive dividends and other distributions payable with respect to such Time-Vesting Shares from and after the Date of Grant; provided that any securities or other property (but not cash) received in any such distribution with respect to any Time-Vesting Shares that are still subject to the restrictions of Section II and III of this Agreement shall be subject to all of the restrictions in this Agreement with respect to such Time-Vesting Shares.”

7.            Except as otherwise modified herein, the Award Agreement shall remain in full force and effect consistent with its terms.

8.            This Third Amendment may be executed by the parties in counterparts, each of which shall constitute an original and both of which together shall constitute one and the same agreement. Facsimile copies of signatures to this Amendment shall be deemed to be originals and may be relied upon to the same extent as the originals.

[Signatures on the following page]

IN WITNESS WHEREOF, the Company and Employee have executed this Third Amendment to Restricted Stock Award Agreement as of the date first above written.

COMPANY:
SUN COMMUNITIES, INC., a Maryland corporation
By:	/s/ Gary A. Shiffman
Gary A. Shiffman, Chief Executive Officer

EMPLOYEE:

/s/ Jeffrey P. Jorissen
JEFFREY P. JORISSEN